Exhibit 10.4

AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment to Executive Employment Agreement is dated as of March 31, 2011 (“Amendment”) and is by and between Harley L. Rollins (“Executive”) and Elandia International Inc. (“Company”).

WITNESSETH:

WHEREAS, the parties are parties to an Executive Employment Agreement, effective as of September 1, 2008 (the “Agreement”).

WHEREAS, the parties desire to amend the Agreement in accordance with the terms hereof, and believe that doing so is in the best interests of the parties.

1. Section 5. Section 5 of the Agreement is amended and restated in its entirety as follows:

5. TERM. The Term of employment hereunder will end on March     , 2014 (the “Term”), unless terminated earlier pursuant to Section 7 of this Agreement. The Term shall automatically renew (“Renewal Term”) for successive one year terms, unless written notification of non-renewal is provided by either party no less than thirty (30) days prior to the expiration of the Term or the then current Renewal Term. In addition, if a Change of Control as defined in Section 7(f) occurs when less than one (1) year remains prior to the expiration of this Agreement, the Term shall automatically be extended until the first anniversary of the date on which the Change of Control occurred.

2. Miscellaneous. The Agreement, as amended by this Amendment, constitute the entire agreement of the parties with respect to the subject matter hereof. Except as expressly modified herein, the Agreement shall remain unmodified and in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date and year first above written:

COMPANY:

ELANDIA INTERNATIONAL INC.

By:	/s/ Pete R. Pizarro
Name: Pete R. Pizarro
Title: CEO

EXECUTIVE:

/s/ Harley L. Rollins
HARLEY L. ROLLINS